UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2020

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ATLAS TECHNICAL CONSULTANTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230 Austin, Texas		78738
(Address of principal executive offices)		(Zip Code)

(512) 851-1501
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	ATCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       Resignation of a Director

On May 28, 2020, Joseph E. Reece indicated to the Board of Directors (the “Board”) of Atlas Technical Consultants, Inc. (the “Company”) that he would not be standing for reelection at the Company’s 2020 Annual Meeting of Stockholders, and on June 1, 2020, Mr. Reece delivered his formal notice of resignation to the Board. Mr. Reece’s resignation will be effective June 18, 2020. The Board of Directors accepted his decision to resign and thanked him for his service. Mr. Reece’s resignation is not the result of any known disagreement with the Company on any matter relating to its operations, policies or practices. There is no current intent to fill this vacancy in the immediate future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2020

ATLAS TECHNICAL CONSULTANTS, INC.

By:	/s/ L. Joe Boyer
	Name:	L. Joe Boyer
	Title:	Chief Executive Officer

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